Subject: Updating subscription terms to enable key investments and business growth Dear Instructor Community, Since Udemy’s founding in 2010, we have become the largest professional skills marketplace in the world – helping connect expert instructors with learners and organizations at incredible scale. Many of you have been with Udemy over the course of our growth journey and have experienced firsthand how far we have come. We now serve more than 67 million learners and 15,000 enterprise customers who learn from 70,000 instructors around the world. That world is evolving rapidly. Disruptive technologies like generative AI are changing the ways people work, and companies are prioritizing training solutions that deliver measurable skills to their employees. Udemy is uniquely positioned to lead this transformation. However, to capture this opportunity, we must continue to invest in our platform and our business, including enhancing our badging and certification capabilities, expanding AI-driven functionality, driving awareness of the Udemy brand, and delivering improved instructor capabilities. We're confident that these initiatives will enable Udemy to remain the platform of choice for instructors, learners and organizations. As a responsible business, we must also continue to operate efficiently and sustainably. We have already taken many measures to improve efficiency this year, including streamlining our staffing and operations and optimizing internal processes. To further enable critical platform, marketing, and sales investments while operating sustainably, we will be making adjustments to the instructor revenue share for our subscription model. The updated share for subscriptions will be changed to 20% in January 2024, 17.5% in January 2025, and 15% in January 2026. The marketplace revenue share of 37% is not changing. Instructor revenue share for Udemy subscriptions We know you count on Udemy to reward exceptional content. This change is calibrated against our expected growth rate, with the goal that total instructor payouts will equal or exceed their current levels each year.We're pleased to have paid out over $200 million USD to instructors over the last 12 months, and we plan to preserve and grow this massive opportunity. As many of you know, Udemy Business demonstrated a track record of growth after a prior revenue share change. In 2019, we changed the Udemy Business instructor revenue share to enable us to invest in new platform and go-to-market capabilities, with the expectation that instructor revenue would grow in the long term. Since then, total instructor payouts for Udemy Business have risen consistently and significantly. The success of our instructors is central to our success, and we want to continue to create and sustain a strong partnership. Current 2024 2025 2026 25% 20% 17.5% 15%

We delivered for instructors, and we intend to do so again. We expect our investments to increase our deal win rate, open up new markets, drive learner engagement and retention, and equip instructors with more effective, efficient tools. We know you're counting on us – and we're confident that this change increases our ability to deliver more revenue growth and opportunity for instructors in the future. Together, we will partner on our continued journey to become the global leader in the transition to a skills-based economy – and transform more lives through learning than ever before. Sincerely,  Greg Brown President and Chief Executive Officer Safe Harbor Notice  This letter includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than those of historical fact, including information concerning our future operating results and financial position, anticipated future expenses and investments, business strategies and plans, market growth, market position and potential market opportunities, and the impact of acquisitions and business alliances. These forward-looking statements are based on our current expectations, plans, and assumptions, which we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate under the circumstances, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. Various factors, including those identified in the "Risk Factors" section of our filings with the Securities and Exchange Commission ("SEC"), could cause our actual results, level of activity, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in our other filings with the SEC which are available, free of charge, on the SEC’s website at www.sec.gov. Any forward-looking statement made by us in this presentation speaks only as of the date of this letter and is expressly qualified in its entirety by the cautionary statements included in this letter. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by any applicable laws. You should not place undue reliance on our forward-looking statements